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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

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                                       FORM 8-K

                                    CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the Securities
                                 Exchange Act of 1934

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                                  NOVEMBER 11, 1998
                          (Date of earliest event reported)


                               NOBEL INSURANCE LIMITED
                (Exact name of registrant as specified in its charter)

       ISLANDS OF BERMUDA                 0-10071              98-0076395
(State or other jurisdiction of  (Commission file number )   (I.R.S. employer
 incorporation or organization)                            identification no.)

                           SUITE 409, INTERNATIONAL CENTRE
                                  26 BERMUDIANA ROAD
                               HAMILTON, BERMUDA HM 11
                       (Address of principal executive offices)


                                     441-292-7104
                           (Registrant's telephone number,
                                 including area code)

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ITEM 5.   OTHER EVENTS

     On November 11, 1998, the capital shares of Nobel Insurance Limited (the "Company") were delisted from The Nasdaq Stock Market pursuant to Nasdaq Marketplace Rule 4450(f) because the Company is currently engaged in a voluntary winding up, or liquidation, of its business and operations under Bermuda law. Rule 4450(f) gives Nasdaq the ability to terminate a listing if a liquidation has been authorized and the issuer is committed to proceed.
The Company's capital shares have been subject to delisting pursuant to this rule since at least June 25, 1998.

     On June 25, 1998, the Company completed the sale of its operating assets. Pursuant to a Plan of Liquidation previously adopted by the Company's shareholders, the Company paid an initial liquidating distribution of $13.00 per share to its shareholders. On July 10, 1998, the Company's shareholders approved the voluntary winding up and the appointment of Malcolm Butterfield as Liquidator to oversee the voluntary winding up of the Company, which is currently in progress.

     Upon delisting from The Nasdaq Stock Market, the Company anticipates that its capital shares may continue to be traded over the counter until the completion of the voluntary winding up.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits:

              99.1 -- Press release dated November 10, 1998.

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                                      SIGNATURES



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NOBEL INSURANCE LIMITED


Dated: November 11, 1998               By: /s/ Jeffry K. Amsbaugh
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                                           Jeffry K. Amsbaugh, President

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